                                 Execution Copy

                                  Exhibit 10.2

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                          SECURITIES PURCHASE AGREEMENT



                                     between


                          U.S. FRANCHISE SYSTEMS, INC.


                                       AND


                         ALPINE HOSPITALITY EQUITIES LLC








                           ---------------------------

                           Dated: as of April 28, 1998

                           ---------------------------





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


                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1  DEFINITIONS.......................................................1
     1.1   Definitions.......................................................1

ARTICLE 2  PURCHASE AND SALE OF SECURITIES...................................4
     2.1   Purchase and Sale of Securities...................................4
     2.2   Closing...........................................................4

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................5
     3.1   Corporate Existence and Power.....................................5
     3.2   Corporate Authorization; No Contravention.........................5
     3.3   Governmental Authorization; Third Party Consents..................5
     3.4   Binding Effect....................................................6
     3.5   Capitalization of the Company.....................................6
     3.6   Options...........................................................6
     3.7   Private Offering..................................................6
     3.8   Broker's, Finder's or Similar Fees................................6
     3.9   Litigation........................................................6
     3.10  No Default or Breach..............................................7
     3.11  Financial Condition...............................................7
     3.12  No Material Adverse Change........................................7
     3.13  Investment Company................................................7
     3.14  Exchange Act Documents............................................7

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE
           PURCHASERS........................................................8
     4.1   Existence and Power...............................................8
     4.2   Authorization; No Contravention...................................8
     4.3   Governmental Authorization; Third Party Consents..................8
     4.4   Binding Effect....................................................9
     4.5   Investment; Purchase for Own Account..............................9
     4.6   Broker's, Finder's or Similar Fees...............................10

ARTICLE 5  INDEMNIFICATION..................................................10
     5.1   Indemnification by the Company...................................10
     5.2   Indemnification by the Purchaser.................................10
     5.3   Additional Indemnification by the Company........................10
     5.4   Notification.....................................................11
     5.5   Registration Rights Agreement....................................12


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                                                                           Page

ARTICLE 6  MISCELLANEOUS....................................................12
     6.1   Notices..........................................................12
     6.2   Successors and Assigns...........................................13
     6.3   Amendment and Waiver.............................................13
     6.4   Counterparts.....................................................14
     6.5   Headings.........................................................14
     6.6   Governing Law....................................................14
     6.7   Severability.....................................................14
     6.8   Entire Agreement.................................................14
     6.9   Further Assurances...............................................14
     6.10  Expenses.........................................................15
     6.11  Payments.........................................................15
     6.12  Survival of Provisions...........................................16

Schedules
Schedule 3.6 - Options

                          SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT, dated as of April 28, 1998 (this "Agreement"), by and between U.S. Franchise Systems, Inc., a Delaware corporation (the "Company"), and Alpine Hospitality Equities LLC, a Delaware limited liability company (the "Purchaser").

     WHEREAS, the Company proposes to issue and sell to Purchaser 350,000 shares of the Class A Common Stock, par value $0.01 per share (the "Common Stock"), of the Company upon the terms and subject to the conditions set forth in this Agreement and the Purchaser desires to purchase such shares from the Company for an aggregate consideration of $1,600,000;

     WHEREAS, Best Acquisition, Inc., a Georgia corporation and a wholly-owned subsidiary of the Company ("BAI"), is party to that certain Asset Transfer Agreement, dated as of the date hereof (the "Asset Transfer Agreement"), among BAI, Ventures, RSVP-BI OPCO, LLC, a Delaware limited liability company ("OPCO"), RSVP-ABI REALCO, LLC, a Delaware limited liability company ("REALCO"), America's Best Inns, Inc., a Delaware corporation ("ABI"), and the entities identified on
Schedule I thereto (collectively, with ABI, the "Sellers"), pursuant to which Alpine Hospitality Ventures LLC, a Delaware limited liability company ("Ventures"), has agreed to purchase certain Best brand lodging properties that BAI is acquiring from ABI; and

     WHEREAS, concurrently herewith, the Company and the Purchaser are entering into a Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement"), pursuant to which the parties thereto are agreeing, among other things, to provide for certain registration rights with respect to the Common Stock.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "con trolled" have meanings correlative to the foregoing.

     "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Asset Transfer Agreement" has the meaning assigned to such term in the recitals to this Agreement.

     "Business" has the meaning assigned to such term in the recitals to this Agreement.

     "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Bylaws" means the bylaws of the Company as in effect as of the Closing
Date.

     "Certificate of Incorporation" means the Certificate of Incorporation of the Company as in effect as of the Closing Date.

     "Closing" has the meaning assigned to such term in Section 2.2.

     "Closing Date" has the meaning assigned to such term in Section 2.2.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

     "Contractual Obligations" means as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "GAAP" means generally accepted United States accounting principles in effect from time to time.

     "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

     "Purchase Agreement" means that certain Agreement of Purchase and Sale, dated as of December 15, 1997 (as amended by amendments dated December 15, 1997, January 7, 1998, March 9, 1998 and April 1, 1998) by and between BAI, ABI and the other selling entities listed on Schedule I thereto.

     "PW Debt" means the indebtedness of OPCO of at least $64,700,000 to PWREI under that certain loan agreement of even date herewith among PWREI, OPCO REALCO, as such loan agreement may be amended from time to time (including through waivers of any provisions thereof) or any refinancing or refunding of such indebtedness.

     "PW Loan" means that certain borrowing of at least $64,700,000 by OPCO from PW Real Estate Investments, Inc. ("PWREI")

     "Registration Rights Agreement" has the meaning assigned to such term in the recitals to this Agreement.

     "Requirements of Law" means as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "Securities" has the meaning assigned to such term in Section 2.1.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Persons.

     "Transaction" means (i) the loan of $10,000,000 by NationsBank, N.A. to Company, (ii) the direct and indirect contribution of $7,000,000 of equity into Ventures by Alpine Hospitality Holdings LLC, a Delaware limited liability company, (iii) the issuance of the Securities pursuant to this Agreement, (iv) the loan of $15,000,000 by Company to Ventures, (v) the direct and indirect capital contribution of $22,000,000 by Ventures into OPCO in return for 1,000 membership units of OPCO, (vi) the loan of at least $64,700,000 under the PW Loan, (vii) the sale transactions contemplated under the Purchase Agreement,
(viii) the sale transactions and redemption transaction contemplated under the Asset Transfer Agreement and (ix) all other acts and things contemplated under any of the Transaction Documents.

     "Transaction Documents" means each agreement, instrument or document being entered into or delivered by the Company, any of its Subsidiaries or OPCO and/or REALCO (but only to the extent at such time of delivery OPCO and/or REALCO, as the case may be, are Subsidiaries of the Company) in connection with the Transaction, including, in any event, but not limited to, this Agreement, the Purchase Agreement, the Asset Transfer Agreement, the Registration Rights Agreement, the loan documents relating to the PW Debt, the Senior Subordinated Note Purchase Agreement between the Company and Ventures, and those management and franchise agreements entered into between OPCO and/or REALCO and certain Subsidiaries of the Company.


                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

     2.1 Purchase and Sale of Securities. Subject to the terms herein set forth, the Company agrees to sell to Purchaser, and Purchaser agrees that it will purchase from the Company, on the Closing Date, 350,000 shares of Common Stock (the "Securities") for an aggregate purchase price of $1,600,000.

     2.2 Closing. The purchase and issuance of the Securities shall take place at and simultaneously with the closing (the "Closing") of the acquisition of the Hospitality Assets (as defined in the Asset Transfer Agreement), to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 on the date hereof (the "Closing Date"). The Company is delivering to the Purchaser certificates representing the Securities, and the Purchaser is delivering to the Company the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:

     3.1 Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its property and to conduct the business in which it is currently, or is cur rently proposed to be, engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement and any other Transaction Document to which it is a party. Each of the Subsidiaries of the Company (a) is duly organized and validly existing under the laws of the states of their respective formation or incorporation and (b) has the requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

     3.2 Corporate Authorization; No Contravention. The execution, delivery and performance of this Agreement and each of the Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Securities, (a) have been duly authorized by all necessary corporate action of the Company (or, where applicable, its Subsidiaries); (b) do not contravene the terms of the Certificate of Incorporation or Bylaws or such similar corporate or limited liability company documents of any Subsidiary of the Company; and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any Subsidiary, or any Requirement of Law applicable to the Company or any Subsidiary.

     3.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, including any filings and other applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act"), and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Securities) by the Company, or enforcement against the Company or any Subsidiary, of this Agreement and each of the other Transaction Documents to which the Company or any Subsidiary is a party or the transactions contemplated hereby and thereby, other than those that have been obtained or made on or prior to the Closing.

     3.4 Binding Effect. This Agreement and each of the other Transaction Documents to which the Company or any of its Subsidiaries is a party have been duly executed and delivered by the Company or such Subsidiary, as the case may be, and constitute the legal, valid and binding obligations of the Company or, where applicable, its Subsidiaries, enforceable against it in accordance with their terms.

     3.5 Capitalization of the Company. The authorized capital stock of the Company consists as of April 15, 1998 of (i) 30,000,000 shares of Common Stock, of which 12,567,194 shares were issued and outstanding as of such date (excluding the securities being issued hereunder) and 58,807 are treasury shares, (ii) 5,000,000 shares of Class B Common Stock, par value $.01 per share, of which 2,707,919 shares were issued and outstanding as of such date, and (iii) 1,000,000 shares of Preferred Stock, none of which was issued and outstanding as of such date. The issued and outstanding shares of Common Stock and Class B Common Stock including, without limitation, the Securities, are all duly authorized, and are (or, in the case of the Securities after payment therefor to the Company, will be) validly issued, fully paid and nonassessable.

     3.6 Options. Except as set forth in Schedule 3.6, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company, nor is the Company obligated in any manner to issue shares of its capital stock or other securities.

     3.7 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Securities. In reliance upon Section 4.5, no registration of the Securities pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale, or issuance of the Securities pursuant to this Agreement.

     3.8 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

     3.9 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or the Subsidiaries:

          (a) with respect to any Transaction Document or any of the transactions contemplated hereby or thereby; or

          (b) which could reasonably be expected to, after giving effect to the Transaction Documents and the transactions contemplated hereby and thereby, if adversely determined, (i) have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries taken as a whole or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any other Transaction Document. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Transaction Document.

     3.10 No Default or Breach. Neither the Company nor any of its Subsidiaries is, and after giving effect to the transactions contemplated by the Transaction Documents, will be in default under or with respect to any Transaction Document or any other agreement material to the Company or any such Subsidiary, other than any such violations that, individually or in the aggregate, could not reasonably be expected to (i) have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries taken as a whole, (ii) impair the ability of the Company to perform its obligations under the Transaction Documents or (iii) prevent or materially delay consummation of the transactions contemplated by the Transaction Documents.

     3.11 Financial Condition. The Company heretofore has delivered to Purchaser true and correct copies of financial statements of the Company for the fiscal year ended December 31, 1997 (audited) (the "Year-end Financials"), reported upon by Deloitte & Touche LLP. The Financials have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby, and present fairly in all material respects the financial condition of the Company as of the dates thereof, and the results of operations of the Company for the period then ended. The Year-End Financials present fairly in all material respects the financial condition of the Company as of the date thereof and the results of operations of the Company for the period then ended, all in conformity with GAAP applied in a consistent basis.

     3.12 No Material Adverse Change. Since December 31, 1997, there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries taken as a whole.

     3.13 Investment Company. Neither the Company nor any Person controlling the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.14 Exchange Act Documents. The Company (including its predecessor) has made all filings required to be made with the Securities and Exchange Commission (the "SEC") since October 24, 1996 and has delivered or made available to Purchaser the Company's correct and complete copies of the

Company's (i) Annual Reports on Form 10-K for the years ended December 31, 1996 and December 31, 1997 (the "Company 1996 Form 10-K" and the "Company 1997 Form 10-K," respectively), as filed with the SEC, (ii) proxy statements relating to all of the Company's meetings of stockholders (whether annual or special) since October 24, 1996, and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by the Company with the SEC since October 24, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Filings"). As of their respective dates, the SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with applicable requirements of the Exchange Act.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     The Purchaser hereby represents and warrants to the Company as follows:

     4.1 Existence and Power. The Purchaser (i) is duly organized and validly existing under the laws of the Delaware and (ii) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement.

     4.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby, including, without limitation, the purchase of the Securities, (i) have been duly authorized by all necessary action, (ii) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (iii) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser.

     4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, including any filings and other applicable requirements under the HSR Act, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase, of the Securities) by the Purchaser, or enforcement against the Purchaser, of this Agreement, the Registration Rights Agreement or the transactions contemplated hereby and thereby.

     4.4 Binding Effect. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

     4.5 Investment; Purchase for Own Account. The Purchaser has had an opportunity to ask questions of and receive answers from officers of the Company concerning the terms and conditions of this investment. The Purchaser is an "accredited investor" as such term is defined in Regulation 501 promulgated under the Securities Act and has such knowledge and experience in financial and business matters to evaluate the rights of investment in the Company. The Purchaser represents and warrants that it has received copies of the Company's most recent annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K and that it is not making this investment in response to any general solicitation or advertisement by the Company. The Securities to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act (including, without limitation, a registration of the Securities by the Company pursuant to the terms and provisions of the Registration Rights Agreement), or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any part of the Securities, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of such Securities to the following effect: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. The legend set forth in the preceding sentence shall be removed from a particular certificate representing any of the Securities when an opinion of counsel has ben delivered to the Company to the effect that any such security may be freely sold to the public without compliance with the registration provisions of the Securities Act. Such counsel shall be reasonably acceptable to the Company and may include an attorney who is an employee of a Purchaser and such opinion shall be subject to the reasonable approval of the Company, such approval or disapproval to be given within 5 days after receipt by the Company of the form of such opinion. The Purchaser consents that stop transfer instructions in respect of the Securities may be issued to any transfer agent, transfer clerk or other agent at any time acting for the Corporation.

     4.6 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable to any third party in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.


                                    ARTICLE 5

                                 INDEMNIFICATION

     5.1 Indemnification by the Company. The Company shall defend, indemnify and hold harmless and reimburse the Purchaser and Ventures and each of Purchaser's and Ventures' assignees and designees and each of their respective Affiliates, officers, directors, agents, employees, members and partners (collectively, the "Purchaser Indemnitees") for any and all losses, claims, damages, expenses (including reasonable fees, disbursements and charges of counsel) or other liabilities (hereinafter "Purchase Agreement Loss" or "Purchase Agreement Losses") suffered or incurred by any Purchaser Indemnitee resulting from, relating to or otherwise in any manner attributable to (i) any breach or inaccuracy of any representation or warranty of the Company set forth in this Agreement or in any certificate or other document delivered by the Company pursuant hereto or in connection herewith or (ii) any breach of or noncompliance by the Company with any covenant or agreement of the Company contained in this Agreement.

     5.2 Indemnification by the Purchaser. The Purchaser and Ventures, jointly and severally, shall defend, indemnify and hold harmless and reimburse the Company and each of the Company's assignees and designees and each of their respective Affiliates, officers, directors, agents and employees (collectively, the "Company Indemnitees") for any and all Purchase Agreement Losses suffered or incurred by any Company Indemnitee resulting from, relating to or otherwise in any manner attributable to, (i) any breach or inaccuracy of any representation or warranty of the Purchaser or Ventures set forth in this Agreement or in any certificate or other document delivered by Purchaser or Ventures pursuant hereto or in connection herewith and (ii) any breach of or noncompliance by the Purchaser or Ventures with any covenant or agreement of Purchaser or Ventures contained in this Agreement.

     5.3 Additional Indemnification by the Company. In addition to other amounts due hereunder or provided for under this Agreement, including, without limitation, under Section 5.1, the Company shall defend, indemnify and hold harmless the Purchaser Indemnitees for any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Losses") resulting from, relating to or otherwise in any manner attributable to, any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of, this Agreement or the transactions contemplated hereby or by the Transaction or any of the Transaction Documents; provided, however, that the Company shall not be liable: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) with respect to Losses arising solely out of actions brought by one indemnified party against another or (c) to the extent that it is finally judicially determined that such Losses resulted from the willful misconduct, bad faith or gross negligence of such indemnified party or a material breach of Ventures' or the Purchaser's representations in any Transaction Document (to which the Company or any of its Subsidiaries is a party) or of Ventures' or the Purchaser's material obligations under the Agreement or any Transaction Document (a "Breach"). In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are reasonably incurred by such indemnified party; provided, however, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted from the willful misconduct, bad faith or gross negligence of such indemnified party or from a Breach.

     5.4 Notification. Each indemnified party under Section 5.1, 5.2 or 5.3 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify the indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party other than pursuant hereto and shall not relieve the indemnifying party from its obligations hereunder, unless, and only to the extent that, such omission results in the indemnifying party's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the indemnifying party and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the indemnifying party's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the indemnifying party or (b) any conflict or potential conflict exists between the indemnifying party and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the indemnifying party be required to pay fees and expenses under this Agreement for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The indemnifying party shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement of any action or proceeding covered by this Article 5, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

     5.5 Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 5, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.


                                    ARTICLE 6

                                  MISCELLANEOUS

     6.1 Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:

          (a)  if to the Company:

               U.S. Franchise Systems, Inc.
               13 Corporate Square, Suite 250
               Atlanta, Georgia 30329
               Attention:  Stephen D. Aronson, Esq.
               Telecopy:  (404) 235-7448
               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Attention:  Judith R. Thoyer, Esq.
               Telecopy:  (212) 757-3990

          (b)  if to the Purchaser:

               Alpine Hospitality Equities LLC
               c/o Alpine Equity Partners L.P.
               1285 Avenue of the Americas
               21st Floor
               New York, New York  10019
               Attention:  Lorraine E. Jackson, Esq.
               Telecopy:  212-641-5125

               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York  10019
               Attention:  Robert B. Schumer, Esq.
               Telecopy:  (212) 757-3990


Any party may by notice given in accordance with this Section 6.1 designate another address or person for receipt of notices hereunder.

     6.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Ventures and its Subsidiaries are intended third party beneficiaries of this Agreement. Except for Ventures and its Subsidiaries, persons indemnified pursuant to Article 5, and Affiliates thereof when referred to by specific provisions hereof, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto, which shall not be unreasonably withheld.

     6.3  Amendment and Waiver.

          (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Purchaser.

     6.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

     6.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE APPLIES.

     6.7 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     6.8 Entire Agreement. This Agreement, together with the Registration Rights Agreement and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     6.9 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this

Agreement both prior and subsequent to the Closing. In furtherance of the preceding sentence, the Company agrees that it shall, and to the extent necessary, it shall cause its Subsidiaries to, both prior and subsequent to the Closing, assist the Purchaser, Ventures or any of Ventures' Subsidiaries in the procurement of any licenses or permits (including liquor licenses or permits) necessary to operate the Hospitality Assets (as defined in the Asset Transfer Agreement) and, at any time Ventures proposes to refinance the PW Loan, the Company agrees to cooperate fully in connection with any refinancing and subsequent refinancings, including, without limitation, providing appropriate subordination agreements, if necessary, for the outstanding loan referred to in clause (iv) of the definition of Transaction, certificates of estoppel and all other necessary documents and instruments that may be required, including franchising consents as reasonably requested by Ventures, provided that such franchising consents are no more materially burdensome than the franchise consents the Company has provided with respect to the PW Loan. In addition, if Ventures or its Subsidiaries decides to refinance the PW Debt prior to one year from the date hereof, the Company agrees to pay all expenses related to such refinancing, including, without limitation, any prepayment penalties, points applicable to the new credit facility, legal fees, fees of consultants, filing fees, title insurance premiums, mortgage and intangible taxes, and recordation fees.

     6.10 Expenses.

          (a) All fees, charges and expenses ("Expenses") incurred by the Purchaser or Ventures or the Company or any of their respective Affiliates in connection with the negotiation, execution or delivery of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the Company, including, without limitation, the Expenses required to be paid under Section 11 of the Asset Transfer Agreement, except for the commitment fee and the structuring fee under the PW Loan and additional Expenses, up to an aggregate of $1,000,000 for such fee and additional Expenses, which shall be paid by the Purchaser, Ventures and/or Ventures' Subsidiaries.

          (b) If Ventures or any Affiliate thereof (other than OPCO or REALCO with respect to any apportionments required pursuant to Section 9 of the Asset Transfer Agreement) is obligated to pay ABI any amounts under the Asset Transfer Agreement, other than amounts due as a result of or arising from a breach by such Person of its obligations thereunder, the Company shall pay or reimburse Ventures or such Affiliate for such amount.

     6.11 Payments. Each year, the Company shall pay in perpetuity to Purchaser (or as directed by Purchaser), $1,000 per hotel for every Best Inn or Suite or other "Best" product that is added to the USFS system in the future for so long as such hotel is paying royalties to the Company or any of its Affiliates. Payments under this Section 6.11 shall be made within 30 days after the end of each calendar year and, with respect to any Best hotel that is not part of the USFS system for the entire calendar year in question, will be appropriately pro-rated.

     6.12 Survival of Provisions. All of the representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect, except that the liability of the Company for any inaccuracy in, or breach of, any of the representations and warranties set forth in Sections 3.11, 3.12 and 3.14 shall terminate 18 months from the Closing Date with respect to any claim not theretofore asserted.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                          U.S. FRANCHISE SYSTEMS, INC.


                          By: /s/ Neal K. Aronson
                              Name:  Neal K. Aronson
                              Title: Executive Vice President


                          ALPINE HOSPITALITY EQUITIES LLC

                          By:  Alpine Hospitality Holdings LLC
                                 its managing member,


                          By: /s/ Richard D. Goldstein
                              Name:  Richard D. Goldstein
                              Title: President


                          ALPINE HOSPITALITY VENTURES LLC
                            by Venturers Manager Inc.,
                            its managing member


                          By: /s/ Richard D. Goldstein
                              Richard D. Goldstein
                              President